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SCHLOTZSKY'S, INC. AND SUBSIDIARIES
COMPUTATION OF INCOME(LOSS) PER COMMON SHARE

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
                                                     Three Months Ended                    Nine Months Ended
                                          September 30, 1997  September 30, 1996  September 30, 1997  September 30, 1996
                                          ------------------  ------------------  ------------------  ------------------
Computation of income (loss) per
  common share-primary:
  Net income(loss)                               $1,234,668            $798,370          $3,285,057          $2,141,813
  Redeemable preferred stock dividends                    0                   0                   0                   0
                                          ------------------  ------------------  ------------------  ------------------
     Income (loss) available to
       common shareholders                        1,234,668             798,370           3,285,057           2,141,813
                                          ------------------  ------------------  ------------------  ------------------
                                          ------------------  ------------------  ------------------  ------------------
Weighted average number of
  shares outstanding                              5,589,138           5,536,783           5,559,629           5,521,494
Common shares issuable under
  stock option plan                                 706,521             536,082             706,521             560,227
Common stock warrants outstanding                    28,906              23,438              28,906              23,438
Less shares assumed repurchased                    (435,791)           (430,883)           (525,423)           (433,573)
                                          ------------------  ------------------  ------------------  ------------------
                                                  5,888,774           5,665,420           5,769,633           5,671,586
                                          ------------------  ------------------  ------------------  ------------------
                                          ------------------  ------------------  ------------------  ------------------
Income (loss) per common share:
  Income (loss) before extraordinary item             $0.21               $0.14               $0.57               $0.38
  Extraordinary item                                   0.00                0.00                0.00                0.00
                                          ------------------  ------------------  ------------------  ------------------
                                                      $0.21               $0.14               $0.57               $0.38
                                          ------------------  ------------------  ------------------  ------------------
                                          ------------------  ------------------  ------------------  ------------------
Computation of income (loss) per
  common share-fully diluted:
  Net income(loss)                               $1,234,668            $798,370          $3,285,057          $2,141,813
  Redeemable preferred stock dividends                    0                   0                   0                   0
  Interest Add-back                                       0                   0                   0               5,521
                                          ------------------  ------------------  ------------------  ------------------
     Income (loss) available to
       common shareholders                        1,234,668             798,370           3,285,057           2,147,334
                                          ------------------  ------------------  ------------------  ------------------
                                          ------------------  ------------------  ------------------  ------------------
Weighted average number of
  shares outstanding                              5,589,138           5,536,783           5,549,547           5,518,057
Common shares issuable under
  stock option plan                                 706,521             536,082             706,521             560,227
Common stock warrants outstanding                    28,906              23,438              28,906              23,438
Convertible securities                                    0                   0                   0              10,646
Less shares assumed repurchased                    (435,791)           (430,883)           (525,423)           (433,573)
                                          ------------------  ------------------  ------------------  ------------------
                                                  5,888,774           5,665,420           5,759,551           5,678,795
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Income (loss) per common share:
  Income (loss) before extraordinary item             $0.21               $0.14               $0.57               $0.38
  Extraordinary item                                   0.00                0.00                0.00                0.00
                                          ------------------  ------------------  ------------------  ------------------
                                                      $0.21               $0.14               $0.57               $0.38
                                          ------------------  ------------------  ------------------  ------------------
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